Exhibit 10.9

DEFINITIVE AGREEMENT

THIS DEFINITIVE AGREEMENT (“Agreement”) is dated as of February 2, 2006 between Triton Distribution Systems, Inc., a Nevada corporation (the “Company”), TDS Acquisition, LLC, a Colorado limited liability company (“TDS”), and Gregory Lykiardopoulos (“GL”) (the Company, TDS and GL collectively, the “Parties”).

EXPLANATORY STATEMENT

A.            GL was a principal and an officer and director of GRS Network, Inc. (“GRS”).

B.            TDS purchased from the Connecticut Development Authority of the State of Connecticut (“CDA”) all of the CDA’s right, title and interest in and to a certain indebtedness of GRS (Debt Instrument”) and a security interest in the assets of GRS (the “Assets’) collateralizing the Debt Instrument and TDS foreclosed on the Assets.

C.            The Company has purchased certain of the Assets from TDS (consisting of certain equipment and furniture but not the accounts or contracts or business of GRS) for a purchase price of $200,000 and desires to assist in funding the commercialization of the Assets through $100,000 already invested plus up to an additional $2,500,000 in revolving debt or direct equity investment as further set forth in this Agreement, with GL being employed by the Company to coordinate such commercialization and with GL owning 40% of the equity of the Company.

D.            The Company and GL desire to formalize their arrangement pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing Explanatory Statement that is made a substantive part of this Agreement and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and GL agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

(a)                           “Assets” means all of the assets of GRS that had collateralized the loan by the CDA to GRS and that are now owned by the Company, including but not limited to all of the technology, patent rights, tangible assets, intangible assets, contract rights, receivables inventory and all other assets of whatever kind and nature owned by GRS.

(b)                           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City and County of Denver, Colorado are authorized or required by law to remain closed.

(c)                           “Common Stock” means the common stock of the Company with a par value of $0.001 per share.

(d)                           “EBITDA” means the earnings before interest, taxes, depreciation and amortization.

(e)                           “GAAP” means United States generally accepted accounting principles, consistently applied, adjusted to not account for expensing any equity or options issued for services to GL.

“Governmental Entity” means any:

(f)            nation, state, county, city, town, village, district, or other political jurisdiction of any nature;

(g)           federal, state, local, municipal, foreign, or other government;

(h)           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(i)            multi-national organization or body; or

(j)            body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(k)                           “Loss or Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

(l)                            “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

(m)                          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(n)

(o)                           “Securities” means, collectively, the shares of Common Stock, the Warrants and the shares of Common Stock underlying the Warrants as set forth in Section 3.2.

ARTICLE 2
STRUCTURE OF THE COMPANY

2.1          Entity Formation. The Company has been formed as a Nevada corporation.

2.2          Authorized Securities. The authorized Securities of the Company (the “Authorized Securities”) consist of 100,000,000 shares of $.001 par value Common Stock and 10,000,000 shares of $.001 par value preferred stock. The Company will authorize the Warrants described in this Agreement.

2.3          Officers and Directors. The initial officers and directors shall be as set forth on attached Schedule 2.3.

2.4          Issuance of Initial Securities. Subject to the terms of this Agreement and a budget agreed to by the board of directors, the Company will issue the following Securities within ten (10) Business Days of the date of this Agreement:

2.4.1       An aggregate of 18,000,000 shares of its Common Stock equaling 60% of the issued and outstanding shares of the Company’s Common Stock after giving effect to the shares issued pursuant to Section 2.4.2 below to the investors (the “Investors”) who are currently members of TDS, in the amounts as set forth next to each Investor’s name on attached Schedule

2.4.1 in consideration of $100,000 previously invested, the sale  by TDS of all of the right, title and interest in and to certain of the Assets to the Company and execution by the Investors of the Revolving Credit Agreement, a copy of which is attached as Exhibit A and made a part hereof, to loan up to $2,500,000. The foregoing loan will be repaid solely from the proceeds of the sale of additional Authorized Securities.

2.4.2       12,000,000 shares of its Common Stock equaling 40% of the total issued and outstanding shares of the Company’s Common Stock to GL or his assigns in exchange for GL executing the Employment Agreement described in Article 3 below. It is agreed between the parties that the valuation of the Company as of the date of the issuance of these shares is $300,000 and the valuation of the shares issued to GL and assigns is $120,000.

2.5          Issuance of Additional Securities. No Securities other than those set forth in Section 2.4 of this Agreement will be issued by the Company without the prior written consent of the Parties. The parties agree that the Company intends to go public through a reverse merger with a publicly traded company (referred to herein as “Pubco”) and to raise additional capital through the sale of equity securities of the Company or Pubco. It is agreed that the sale of up to $5,000,000 of the Company’s or Pubco’s Authorized Securities and any dilution to the Company shareholders arising from the reverse merger  will only dilute the Investors and that the shares issued to GL or his assigns will continue to constitute 40% of the issued and outstanding shares of the Company’s or Pubco’s Common Stock and that this will be accomplished  by the Investors cancelling their shares in the amount  of the additional securities of the Company or Pubco that are sold up to a maximum of $5,000,000 of sales of such securities, the amount of dilution arising from the reverse merger and, in addition, the amount of securities of Pubco issued to GL pursuant to the excercise of the Warrants described in Section 3.2 hereof. The sale of Authorized Securities in excess of $5,000,000 will dilute the Investors and GL and his assigns equally in proportion to the shares of the Company’s or Pubco’s Common Stock then held. Further, any underwriter warrants and equity consulting fees, regardless of the amount of Authorized Securities sold, will dilute the Investors and GL and  his assigns on a percentage basis.

(p)                        2.6          Transfer Restrictions.

2.6.1       The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to The Company or pursuant to Rule 144(k), except as otherwise set forth herein, The Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to The Company, to the effect that such transfer does not require registration under the Securities Act.

2.6.2       The Parties agree to the imprinting, of a legend substantially in the following form on any certificate evidencing Securities:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE]  HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE

COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.”

2.7          Reservation of Common Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance in such amount as may be required to fulfill its obligations in full under this Article 2 and upon exercise of the Warrants under Section 3.2 below. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full as set forth above, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

ARTICLE 3
GL EMPLOYMENT AGREEMENT

3.1          Basic Terms of Employment Agreement. Within ten (10) Business Days of the transfer of all right title and interest to the Assets collateralizing the Debt Instrument to the Company, GL will enter into an employment agreement (the “Employment Agreement”), a copy of which is attached as Exhibit B and made a part hereof, with the Company for a minimum term of three (3) years and upon with such terms as are customary including but not limited to a covenant not to compete and a confidentiality agreement and such other terms as are acceptable to the Company and GL.

3.2          Additional Terms of Employment Agreement. In addition to the basic terms, the  Employment Agreement will provide that GL will be issued Warrants upon his execution of the Employment Agreement (with such date hereafter being  referred to as the “Grant Date” for purposes of this Section)to purchase shares of Common Stock at a price per share equal to the greater of $.01 per share or such other amount as is determined by independent appraisal to be the fair market value per share for such Shares as of the Grant Date, with such  Warrants vesting  and becoming exercisable  as follows:

3.2.1       1,500,000 shares at such time that the Company reports break even or better net operating income according to GAAP at the conclusion of any three-month calendar period.

3.2.2       3,000,000 shares if, on or before December 31, 2007, the Company reports annual EBITDA of $44,000,000 according to GAAP.

3.2.3       3,000,000 shares, if, on or before December 31, 2008, the Company reports annual EBITDA of $88,000,000 according to GAAP.

It is the intent of the parties that the Warrants to be issued pursuant to this Agreement and the Shares to be issued upon exercise thereof shall not be issued in violation of or subject to taxation under Section 409A of the Internal Revenue Code.

ARTICLE 4
INDEMNIFICATION

(q)                        4.1          Indemnification.

4.1.1       Indemnification by GL. GL shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company and each of its officers, directors, partners, members and agents and indemnify and hold harmless each of the Investors and each of their officers, directors, partners, members, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person (all of the foregoing collectively, the “Indemnified Parties”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, asserted against the Company, any of the Investors or any of the other Indemnified Parties by any creditors of GL, GRS or any creditor of any other company previously operated by GL, including but not limited to claims of the IRS, investors or shareholders of  GL, GRS or any other company previously operated by GL, former employees of GRS or any other company previously operated by GL, or any other creditor of GRS. The Indemnified Parties shall notify GL promptly of the institution, threat or assertion of any Proceeding of which such Indemnified Party is aware in connection with the transactions contemplated by this Agreement.

4.1.2       Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder such Indemnified Party shall promptly notify GL in writing, and GL shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve GL of his obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced GL.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) GL has agreed in writing to pay such fees and expenses; or (ii) GL shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and GL, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and GL (in which case, if such Indemnified Party notifies GL in writing that it elects to employ separate counsel at the expense of GL, GL shall not have the right to assume the defense thereof and such counsel shall be at the  reasonable expense of GL). GL shall not be liable for any settlement of any such Proceeding effected without his written consent, which consent shall not be unreasonably withheld. GL shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(r)                            All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to GL (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that GL may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

4.1.3       Security for Indemnification. GL agrees that for a period of three (3) years from the Effective Date of the Employment Agreement as that term is defined in the Employment Agreement, he will secure his obligations of indemnification to the Company under this Article 4 by a pledge of ten percent (10%) of all Securities of the Company owned of record or beneficially owned by GL during such 3 -year period. At all times during which the Shares are subject to this pledge, GL shall be treated as the owner thereof, and as such shall be entitled to exercise all voting rights associated therewith and shall receive all distributions, whether in the form of cash, stock or property that are made with respect to the pledged shares during the pledge term.

ARTICLE 5
CONDITIONS

(s)                           5.1          Conditions Precedent to the Obligations of the Company. The obligations of the Company regarding the transactions contemplated herein are subject to the satisfaction or waiver by the Company of the condition that GL shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by him.

(t)                            5.2          Conditions Precedent to the Obligations of the GL. The obligations of GL regarding the transactions contemplated herein are subject to the satisfaction or waiver of the condition that the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company prior to performance by GL.

ARTICLE 6
MISCELLANEOUS

(u)                           6.1          Entire Agreement. This Agreement, executed on July 5, 2006 to reflect the agreements of the parties made on and as of February 2, 2006, together with the exhibits and schedules hereto, contain the entire understanding of the Parties with respect to the subject matter hereof and restate and supersede all prior agreements and understandings, oral or written, which the Parties acknowledge have been merged into such documents, exhibits and schedules. Without further consideration, the Parties will execute and deliver to each other such further documents as may be reasonably requested in order to give practical effect to the intention of the Parties under this Agreement.

(v)                           6.2          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth on the signature page of this Agreement or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(w)                          6.3          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by GL and the Company or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(x)                            6.4          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(y)                           6.5          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. GL may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

(z)                            6.6          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(aa)                         6.7          Governing Law; Venue. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO. GL AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY AND COUNTY OF DENVER, COLORADO FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY GL

OR COMPANY HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY GL OR THE COMPANY, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

(bb)                         6.8          Survival. The representations, warranties, agreements and covenants contained herein shall survive the delivery and/or exercise of the Securities, as applicable.

(cc)                         6.9          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(dd)                         6.10        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(ee)                         6.11        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Company and GL will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any Loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(ff)                           6.12        Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

(gg)

[Remainder of Page Intentionally Blank; Signature Page Follows]

(hh)         IN WITNESS WHEREOF, each of the Parties hereto have caused their respective signature page to this Definitive Agreement to be duly executed by their respective authorized signatories as of the date first indicated above to reflect the agreements  made as of such date.

THE COMPANY:

Triton Distribution Systems, Inc.

By:	/s/ Stephen D. Garland
Stephen D. Garland, Director

TDS:

TDS Acquisition, LLC

By:	/s/ Michael Underwood
Michael Underwood, Manager

GL:

/s/ Gregory Lykiardopoulos
Gregory Lykiardopoulos